UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2021

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Memorial City Plaza 840 Gessner Road, Suite 1400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (281) 589-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	COG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 23, 2021, Cabot Oil & Gas Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Double C Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Cimarex Energy Co., a Delaware corporation (“Cimarex”).

The Merger. Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Cimarex (the “Merger”), with Cimarex continuing as the surviving corporation in the Merger and a direct, wholly owned subsidiary of the Company. The Merger is structured as an all-stock merger of equals. At the effective time of the Merger (the “Effective Time”), each share of Cimarex common stock, par value $0.01 per share (“Cimarex Common Stock”), issued and outstanding immediately prior to the Effective Time (other than each share of Cimarex Common Stock held immediately prior to the Effective Time by the Company or Merger Sub, or by Cimarex as treasury shares, in each case, not held on behalf of third parties) will be converted automatically into the right to receive 4.0146 (the “Exchange Ratio”) shares of common stock, par value $0.10 per share, of the Company (“Company Common Stock”) (the “Merger Consideration”). Shares of Company Common Stock issued in connection with the Merger will be listed on the New York Stock Exchange (the “NYSE”).

No fractional shares of Company Common Stock will be issued in the Merger, and holders of shares of Cimarex Common Stock will instead receive cash in lieu of fractional shares of Company Common Stock, if any.

The board of directors of the Company (the “Board”) has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the issuance of the shares of Company Common Stock (the “Stock Issuance”) and an amendment of the Company’s restated certificate of incorporation to increase the number of authorized shares of Company Common Stock thereunder (the “Charter Amendment”), are in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Stock Issuance and the Charter Amendment, and (iii) recommended that the holders of Company Common Stock approve each of the Stock Issuance and the Charter Amendment.

Treatment of Cimarex Equity Awards. The Merger Agreement provides that at the Effective Time, each outstanding Cimarex equity award granted prior to the date of the Merger Agreement and/or held by a non-employee member of the board of directors of Cimarex will accelerate and vest, with any applicable performance metrics deemed met at the greater of the target level of performance and the level based on the results achieved during the applicable performance period (which will be deemed to end prior to the Effective Time), as determined by the compensation committee of the board of directors of Cimarex. Cimarex restricted share awards and Cimarex deferred stock unit awards will be cancelled and converted into the right to receive the Merger Consideration with respect to each vested share of Cimarex Common Stock subject to such award (with a cash payment for the excess shares of Cimarex Common Stock that vest above the target performance level with respect to Cimarex’s 2020 performance awards), and each outstanding option to purchase Cimarex Common Stock will be converted automatically into an option to purchase a number of shares of Company Common Stock, as adjusted based on the Exchange Ratio.

Any Cimarex equity awards granted after the date of the Merger Agreement (other than awards granted to non-employee members of the Cimarex board of directors) will be converted into a corresponding award with respect to Company Common Stock, with the number of shares of Company Common Stock underlying such award determined based on the Exchange Ratio. Each such converted Company equity award will continue to be subject to the same terms and conditions as applied to the corresponding Cimarex equity award.

Treatment of Company Equity Awards. The Merger Agreement provides that, at the Effective Time, each outstanding Company performance-based restricted stock unit granted prior to May 23, 2021 to an executive who is party to a change in control agreement with the Company will be amended so that it will become vested at the Effective Time at the greater of the target level of performance and the level determined or certified by the Board or the compensation committee of the Board based on the results achieved during the applicable performance period, which period will be deemed to end on the latest practicable date prior to the Effective Time, and will be settled in Company Common Stock in accordance with the terms of the applicable award agreement.

Post-Closing Governance. At the Effective Time, the Board will have ten members, including (i) five persons who are current members of the Board (each, a “Continuing Company Director”), one of whom will be Dan O. Dinges, the Chairman of the Board, and (ii) five persons who are current members of the Cimarex Board (each, a “Continuing Cimarex Director”), one of whom will be Thomas E. Jorden, the Chairman of the Cimarex Board. The Merger Agreement also provides that (A) each committee of the Board will consist of an equal number of Continuing Company Directors and Continuing Cimarex Directors, (B) each of the Compensation Committee and the Environment, Health and Safety Committee of the Board will be chaired by a Continuing Cimarex Director, (C) each of the Audit Committee and the Governance and Social Responsibility Committee of the Board will be chaired by a Continuing Company Director, subject to certain exceptions, and (D) the executive committee of the Board (to the extent it exists) will have four members, consisting of two Continuing Company Directors and Two continuing Cimarex Directors and including Mr. Jorden (for so long as he serves as Chief Executive Officer and a member of the Board) and Mr. Dinges (for so long as he serves as Executive Chairman or Chairman of the Board). At the Effective Time, among certain other officer appointments, Mr. Dinges will be appointed to serve as the Executive Chairman of the Board, Mr. Jorden will be appointed to serve as the President and Chief Executive Officer of the Company and Scott C. Schroeder will be appointed to serve as the Executive Vice President and Chief Financial Officer of the Company. The term of Mr. Dinges as Executive Chairman of the Board will expire effective as of the earlier of (i) December 31, 2022 or (ii) any date as of which Mr. Dinges ceases to serve as a member of the Board for any reason (such date, the “Chairman Succession Date”).

Closing Conditions. The closing of the Merger is subject to customary conditions, including but not limited to: (i) certain approvals by holders of Cimarex Common Stock and holders of Company Common Stock; (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii)  the effectiveness of a registration statement on Form S-4 that will be filed by the Company for the Stock Issuance; (iv) the approval of the listing of the shares of Company Common Stock on the NYSE; and (v) the representations and warranties of the Company and Cimarex being true and correct (subject to certain qualifications). The obligation of Cimarex to consummate the Merger is further conditioned upon the receipt of a customary tax opinion of counsel to Cimarex or the Company that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Representations, Warranties and Covenants. The Merger Agreement contains customary representations and warranties of the Company and Cimarex relating to their respective businesses, financial statements and public filings, in each case generally subject to customary qualifications. Additionally, the Merger Agreement provides for customary pre-closing covenants of each of Cimarex and the Company, including (i) to conduct its business in the ordinary course; (ii) to cooperate with respect to seeking regulatory approvals; (iii) to hold a meeting of its stockholders to obtain the requisite stockholder approvals contemplated by the Merger Agreement, as applicable; (iv) not to solicit proposals relating to alternative business combination transactions; and (v) subject to certain exceptions, not to enter into any discussion concerning or provide confidential information in connection with alternative business combination transactions.

Termination. The Merger Agreement contains provisions granting each of the Company and Cimarex the right to terminate the Merger Agreement under specified conditions, including (i) if the Merger is not completed by January 23, 2022; (ii) if either Cimarex’s or the Company’s stockholders fail to approve a required proposal in connection with the Merger; (iii) if a final nonappealable governmental order has been issued prohibiting the Merger; (iv) if the other party has breached its representations, warranties or covenants in the Merger Agreement, subject to certain conditions; (v)  if the other party’s board of directors has changed its recommendation in connection with the Merger; or (vi) if the other party or its directors or executive officers willfully and materially breaches their non-solicitation obligations. In the event of a termination of the Merger Agreement under certain specified circumstances, Cimarex or the Company, as applicable, would be required to pay the other party a termination fee equal to $250 million. In addition, if the Merger Agreement is terminated due to a failure of the Company’s stockholders or Cimarex’s stockholders to approve the applicable proposals, the Company or Cimarex, as applicable, may be required to reimburse the other party for its expenses in the amount of $40 million.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and which is incorporated by reference herein.

The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Cimarex. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Cimarex. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Cimarex’s public disclosures.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth below in Item 5.03 of this Current Report on Form 8-K regarding the amendment to the Company’s bylaws is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Letter Agreement with Dan O. Dinges

In connection with the Merger, on May 23, 2021, Dan O. Dinges, the Company’s Chairman, President and Chief Executive Officer, entered into an employment letter agreement with the Company (the “Dinges Agreement”) that will be effective during the period commencing on the Effective Time and ending on the Chairman Succession Date (such period, the “Dinges Employment Period”). The Dinges Agreement will terminate and be of no force or effect if Mr. Dinges’ employment with the Company terminates before the Effective Time or the Merger Agreement is terminated for any reason without the occurrence of the Merger.

The Dinges Agreement provides that Mr. Dinges will be employed as Executive Chairman of the Company and serve as a member of the Board during the Dinges Employment Period. He will receive an annual base salary of $1,100,000, will be eligible for an annual cash incentive award with a target opportunity of 130% of his annual base salary, will be granted annual long-term incentive awards with a target grant date fair value of $4,500,000, and will be provided employee benefits and perquisites no less favorable to those provided to Company executive officers. As will be provided in an amendment to the Company’s amended and restated bylaws, Mr. Dinges may not be removed from his position as Executive Chairman during the Employment Period without an affirmative vote of 75% of the other members of the Board. Upon Mr. Dinges’ termination of employment by the Company prior to or upon the expiration of the Dinges Employment Period, he will be entitled to the termination benefits provided under his existing change in control agreement with the Company, and his outstanding Company equity awards will be treated in accordance with the retirement provisions of the equity award agreements.

In addition to his existing perpetual confidentiality covenant in his change in control agreement, Mr. Dinges has agreed to be subject to one year post-termination non-competition and non-solicitation covenants.

Employment Letter Agreement with Thomas E. Jorden

In connection with the Merger, on May 23, 2021, Thomas E. Jorden, Cimarex’s Chairman, President and Chief Executive Officer, entered into an employment letter agreement with the Company (the “Jorden Agreement”) that will be effective during the period commencing on the Effective Time and ending on the third anniversary of the Effective Time or upon his earlier termination of employment with the Company (such period, the “Jorden Employment Period”). The Jorden Agreement will terminate and be of no force or effect if Mr. Jorden’s employment with Cimarex is terminated before the Effective Time or the Merger Agreement is terminated for any reason without the occurrence of the Merger.

The Jorden Agreement provides that Mr. Jorden will be employed as the Company’s President and Chief Executive Officer and serve as a member of the Board during the Jorden Employment Period. Mr. Jorden will receive a base salary of $1,125,000, will be eligible for an annual cash incentive award with a target opportunity of 130% of his annual base salary, will be granted annual long-term incentive awards with a target grant date fair value of $10,000,000, and will be provided with relocation assistance and other employee benefits and perquisites no less favorable to those provided to other Company executive officers. As will be provided in an amendment to the Company’s amended and restated bylaws, Mr. Jorden may not be removed from his position as the Company’s President and Chief Executive Officer or as a member of the Board without an affirmative vote of 75% of the other members of the Board.

Mr. Jorden’s existing severance compensation agreement with Cimarex (the “Severance Agreement”) will remain in full force and effect during the Jorden Employment Period. The Jorden Agreement provides that the length of the Change in Control Protection Period under the Severance Agreement will be for the duration of the Jorden Employment Period and revises the definition of “Good Reason” under such agreement to also include a diminution of Mr. Jorden’s duties or responsibilities authorities, powers or functions, the failure of the Company or the Board to nominate him for election to the Board, a reduction in his annual long-term incentive award opportunity as described above or a required relocation to any location other than Houston, Texas. Upon the expiration of the Jorden Employment Period, if Mr. Jorden’s employment with the Company is continuing, then he and the Company will enter into a change in control agreement that is consistent with, and no less favorable than, the change in control agreements then applicable to other executive officers of the Company.

The Jorden Agreement provides that if Mr. Jorden’s employment is involuntarily terminated during the Employment Period, his outstanding Company equity awards will accelerate and vest in full (with achievement of any applicable performance metrics determined based on actual performance as of the date of his termination of employment).

Mr. Jorden remains subject to his existing perpetual confidentiality covenant and the one year post-termination non-competition and non-solicitation covenants contained in his Severance Agreement.

Amendments to Change in Control Agreements

On May 23, 2021, the Board approved amendments to the change in control agreements with the Company and each of Mr. Dinges, Scott C. Schroeder, Jeffrey W. Hutton, Philip L. Stalnaker, Steven W. Linderman and certain other Company executive officers, to amend and restate a portion of the definition of “Business Combination” (which is included within the definition of “Change in Control”) to include the consummation of (i) a reorganization, merger or consolidation involving the Company or involving the issuance of shares of Company Common Stock or (ii) an acquisition by the Company, directly or through one or more subsidiaries, of another entity.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 23, 2021, the Board amended the Company’s bylaws (such amendment, the “Bylaws Amendment”) to add a new Article XL, which became effective immediately. The new Article XL requires that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or agent of the Company to the Company or the Company’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or the bylaws or the certificate of incorporation of the corporation, or (iv) any action asserting a claim governed by the internal affairs doctrine or asserting an “internal corporate claim” (any action, proceeding or claim described in clauses (i) through (iv), a “Covered Action”) shall, to the fullest extent permitted by law, be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the U.S. Federal District Court for the District of Delaware).

The new Article XL also requires that if any Covered Action is filed in a court other than a court located within the State of Delaware in the name of any stockholder, such stockholder shall be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the exclusive forum provisions of the bylaws.

The new Article XL further provides that, unless the Company consents in writing to the selection of an alternative forum, the Federal District Courts shall be the sole and exclusive forum for the resolution of any claims arising under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description is of the Bylaws Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Bylaws Amendment, a copy of which is attached hereto as Exhibit 3.1 and which is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On May 24, 2021, the Company and Cimarex issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In addition, on May 24, 2021, the Company and Cimarex released a joint investor presentation. A copy of the joint investor presentation is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information in Item 7.01 and Exhibits 99.1 and 99.2 of this Current Report on Form 8-K is being furnished, not filed. Accordingly, the information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act, unless specifically identified as being incorporated by reference therein.

Item 8.01	Other Events.

To the extent required, the information set forth in Item 7.01 of this Current Report on Form 8-K is incorporated into this Item 8.01.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, the Company intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of the Company and Cimarex and that also constitutes a prospectus of the Company. Each of the Company and Cimarex may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that the Company or Cimarex may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of the Company and Cimarex. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, CIMAREX AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents containing important information about the Company, Cimarex and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company may be obtained free of charge on the Company’s website at www.cabotog.com/investor-relations or by contacting Matt Kerin by email at matt.kerin@cabotog.com or by phone at 281-589-4642. Copies of the documents filed with the SEC by Cimarex may be obtained free of charge on Cimarex’s website at www.cimarex.com/investor-relations.

Participants in the Solicitation

The Company, Cimarex and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 12, 2021, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021. Information about the directors and executive officers of Cimarex, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Cimarex’s proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 26, 2021, and Cimarex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 23, 2021. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company or Cimarex using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “outlook,” “will,” “should,” “may” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect the Company’s and Cimarex’s current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving the Company and Cimarex, including future financial and operating results; the Company’s and Cimarex’s plans, objectives, expectations and intentions; the expected timing and likelihood of completion of the transaction; the expected timing and amount of any future dividend; and other statements that are not historical facts, including estimates of oil and natural gas reserves and resources, estimates of future production, assumptions regarding future oil and natural gas pricing, planned drilling activity, future results of operations, projected cash flow and liquidity, the achievement of synergies, business strategy and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this communication will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the ability to obtain the requisite the Company and Cimarex stockholder approvals; the risk that the Company or Cimarex may be unable to obtain governmental and regulatory approvals required for the merger; the risk that an event, change or other circumstances could give rise to the termination of the proposed merger; the risk that a condition to closing of the merger may not be satisfied on a timely basis or at all; the length of time necessary to close the proposed transaction, which may be longer than anticipated for various reasons; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; the risk that any announcement relating to the proposed transaction could have adverse effects on the market price of the Company’s Common Stock or Cimarex’s Common Stock; the risk of litigation related to the proposed transaction; the effect of future regulatory or legislative actions on the companies or the industry in which they operate, including the risk of new restrictions with respect to well spacing, hydraulic fracturing, natural gas flaring or other oil and natural gas development activities; the risk that the credit ratings of the combined business may be different from what the companies expect; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; the volatility in commodity prices for crude oil and natural gas; the continuing effects of the COVID-19 pandemic and the impact thereof on the Company’s and Cimarex’s businesses, financial condition and results of operations; actions by, or disputes among or between, the Organization of Petroleum Exporting Countries and other producer countries; the presence or recoverability of estimated reserves; the ability to replace reserves; environmental risks; drilling and operating risks; exploration and development risks; competition; the ability of management to execute its plans to meet its goals; and other risks inherent in the Company’s and Cimarex’s businesses. In addition, the declaration and payment of any future dividends, whether regular base quarterly dividends, variable dividends or special dividends following completion of the proposed transaction, will depend on the combined business’ financial results, cash requirements, future prospects and other factors deemed relevant by the board of directors of the Company (as then constituted). These risks, as well as other risks related to the proposed transaction, will be described in the registration statement on Form S-4 and joint proxy statement/prospectus that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to: (1)  the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, which are available on the Company’s website at www.cabotog.com and on the SEC’s website at http://www.sec.gov; and (2) Cimarex’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, which are available on its website at www.cimarex.com and on the SEC’s website at http://www.sec.gov.

Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Except to the extent required by applicable law, neither the Company nor Cimarex undertakes any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 23, 2021, by and among Cabot Oil & Gas Corporation, Double C Merger Sub, Inc. and Cimarex Energy Co.†
3.1	First Amendment to the Amended and Restated Bylaws of Cabot Oil & Gas Corporation
99.1	Joint Press Release dated May 24, 2021
99.2	Joint Investor Presentation dated May 24, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. the Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABOT OIL & GAS CORPORATION

	By:	/s/ Deidre L. Shearer
Deidre L. Shearer
Vice President, Administration and Corporate Secretary

Date: May 24, 2021